CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 31, 2014, for the years ended December 31, 2013 and 2012, related to the financial statements of Marathon Patent Group, Inc. (Formerly American Strategic Minerals Corporation, which appear in Marathon Patent Group, Inc. on Form S-1 filed on or about June 24, 2014.

/s/ KBL, LLP
KBL, LLP
New York, NY
June 24, 2014

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